Exhibit 99.1

TTEC Announces Second Quarter 2024

Financial Results

Second Quarter 2024

Revenue was $534.1 Million, down 11.0 Percent

Operating Loss of $224.4 Million or negative 42.0 Percent of Revenue, due to $233.5 Million

Non-cash Goodwill Impairments and Related Tax Adjustments

(Operating Income of $29.5 Million or 5.5 Percent of Revenue Non-GAAP)

Net Loss of $296.8 Million or negative 55.6 Percent of Revenue

(Net Income of $6.6 Million or 1.2 Percent of Revenue Non-GAAP)

Adjusted EBITDA was $46.2 Million or 8.7 Percent of Revenue

Fully Diluted Net Loss Per Share of $6.23 (Net Income Per Share of $0.14 Non-GAAP)

Updated Outlook for Full Year 2024

DENVER, August 8, 2024 – TTEC Holdings, Inc. (NASDAQ:TTEC), a leading global CX (customer experience) technology and services innovator for AI-enabled CX with solutions from TTEC Engage and TTEC Digital, announced today financial results for the second quarter ended June 30, 2024.

“Our results this quarter are impacted by non-cash goodwill impairment charges and related tax adjustments. We continue to operate in a dynamic macroeconomic environment where clients are facing softer demand and budget constraints putting pressure on our top line in the Engage business, while our Digital business had a solid quarter,” commented Ken Tuchman, chairman and chief executive officer of TTEC.

Tuchman continued, “We have continued to implement material cost optimization and transformation initiatives to improve the profitability of our Engage segment. In addition, we are making meaningful progress on our diversification strategy expanding our geographic footprint, attracting new enterprise clients, launching new solutions and deepening our partnerships. With these initiatives, we are confident in our ability to return the company to sustainable long-term growth and increased profitability.”

SECOND QUARTER 2024 FINANCIAL HIGHLIGHTS

Revenue

•	Second quarter 2024 GAAP revenue decreased 11.0 percent to $534.1 million compared to $600.4 million in the prior year.

•	Foreign exchange had a $1.8 million negative impact on revenue in the second quarter of 2024.

Income (Loss) from Operations

•	Second quarter 2024 GAAP loss from operations was $224.4 million, or negative 42.0 percent of revenue, compared to income from operations of $31.3 million, or 5.2 percent of revenue in the prior year. The significant decrease in operating income was primarily the result of a non-cash pre-tax $196 million impairment charge related to the fair value of the TTEC Engage reporting unit, in addition to other factors.

•	Non-GAAP income from operations, excluding restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, and other items, was $29.5 million, or 5.5 percent of revenue, compared to $50.6 million, or 8.4 percent, for the prior year.

•	Foreign exchange had a $0.8 million positive impact on Non-GAAP income from operations in the second quarter of 2024.

Adjusted EBITDA

•	Second quarter 2024 Non-GAAP Adjusted EBITDA was $46.2 million, or 8.7 percent of revenue, compared to $67.2 million, or 11.2 percent of revenue, in the prior year.

Net Income (Loss) Per Share

•	Second quarter 2024 GAAP fully diluted net loss per share was $6.23 compared to net income per share of $0.08 in the prior year.

•	Non-GAAP fully diluted net income per share was $0.14 compared to Non-GAAP net income per share of $0.55 in the prior year.

CASH FLOW AND BALANCE SHEET

•	Cash flow from operations in the second quarter of 2024 was $49.3 million compared to $95.9 million for the second quarter of 2023.

•	Capital expenditures in the second quarter of 2024 were $14.2 million compared to $19.3 million for the second quarter of 2023.

•	As of June 30, 2024, TTEC had cash and cash equivalents of $79.8 million and debt of $933.2 million, resulting in a net debt position of $853.4 million. This compares to a net debt position of $804.2 million for the same period in 2023.

•	As of June 30, 2024, TTEC’s remaining borrowing capacity under its revolving credit facility was approximately $100 million compared to $265 million for the same period in 2023.

•	On April 30, 2024, TTEC paid a dividend of $0.06 per share, or $2.8 million, to shareholders of record as of April 3, 2024.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for TTEC Digital and TTEC Engage business segments. Financial highlights for the two business segments are provided below.

TTEC Digital – Design, build and operate tech-enabled, insight-driven CX solutions

•	Second quarter 2024 GAAP revenue for TTEC Digital decreased 1.0 percent to $116.4 million from $117.6 million for the year ago period. Income from operations was $6.0 million or 5.2 percent of revenue compared to an operating income of $7.2 million, or 6.1 percent of revenue, in the prior year.

•	Non-GAAP income from operations was $15.0 million, or 12.8 percent of revenue, compared to Non-GAAP income from operations of $14.7 million, or 12.5 percent of revenue, in the prior year.

TTEC Engage – Digitally-enabled customer care, acquisition, and fraud mitigation services

•	Second quarter 2024 GAAP revenue for TTEC Engage decreased 13.5 percent to $417.7 million from $482.8 million for the year ago period. Loss from operations was ($230.4) million, or negative 55.2 percent of revenue, compared to operating income of $24.1 million, or 5.0 percent of revenue in the prior year.

•	Non-GAAP income from operations was $14.6 million, or 3.5 percent of revenue, compared to Non-GAAP income from operations of $35.9 million, or 7.4 percent of revenue, in the prior year.

•	Foreign exchange had a $1.7 million negative impact on revenue and $0.8 million positive impact on income from operations.

BUSINESS OUTLOOK

“While our second quarter Non-GAAP results were largely in line with our expectations, we see continued pressure in the back half of the year primarily in our Engage business where operational execution remains a top priority,” commented Kenny Wagers, chief financial officer of TTEC.

Wagers continued, “We are taking measurable actions in our Engage business to strengthen the foundation for increased profitability. This includes broad actions to align our Engage and corporate cost structure with forecasted revenue as well as initiatives to improve our operating efficiencies at the client program level. Our bottoms-up approach has been meticulous to deliver the intended benefits without impacting the quality of our service delivery and go-to-market platform as we position ourselves for 2025. In our Digital business, clients across numerous industries are increasingly using our CX technology professional and managed services, with particularly strong demand for our cloud-based offerings.”

Wagers concluded, “We continue to believe that the second quarter will be the peak of the headwinds in our Engage business. While we expect moderate sequential top and bottom line improvement in the third quarter, we are forecasting softer third quarter performance than originally anticipated before seeing stronger results in the fourth quarter.”

	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$2,210M — $2,260M	$2,235M
Non-GAAP adjusted EBITDA	$201M — $217M	$209M
Non-GAAP adjusted EBITDA margins	9.1% — 9.6%	9.3%
Non-GAAP operating income	$134M — $150M	$142M
Non-GAAP operating income margins	6.0% — 6.6%	6.3%
Interest expense, net	($82M) — ($84M)	($83M)
Non-GAAP adjusted tax rate	32% — 34%	33%
Diluted share count	47.5M — 47.7M	47.6M
Non-GAAP earnings per a share	$0.74 — $0.97	$0.86

Engage Full Year 2024 Outlook

	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$1,730M — $1,760M	$1,745M
Non-GAAP adjusted EBITDA	$130M — $140M	$135M
Non-GAAP adjusted EBITDA margins	7.5% — 8.0%	7.8%
Non-GAAP operating income	$74M — $84M	$79M
Non-GAAP operating income margins	4.3% — 4.8%	4.5%

Digital Full Year 2024 Outlook

	Full Year 2024 Guidance	Full Year 2024 Mid-Point
Revenue	$480M — $500M	$490M
Non-GAAP adjusted EBITDA	$70M — $76M	$73M
Non-GAAP adjusted EBITDA margins	14.7% — 15.3%	15.0%
Non-GAAP operating income	$59M — $65M	$62M
Non-GAAP operating income margins	12.4% — 13.1%	12.7%

The Company has not quantitatively reconciled its guidance for Non-GAAP operating income, Non-GAAP operating income margins, Non-GAAP adjusted EBITDA, Non-GAAP adjusted EBITDA margins, or Non-GAAP earnings per share to their respective most comparable GAAP measures because certain of the reconciling items that impact these metrics, including restructuring and impairment charges, equity-based compensation expense, changes in acquisition contingent consideration, depreciation and amortization expense, and provision for income taxes are dependent on the timing of future events outside of the Company’s control or cannot be reliably predicted. Accordingly, the Company is unable to provide reconciliations to GAAP operating income, operating income margins, EBITDA margins, and diluted earnings per share without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the Company’s 2024 financial results as reported under GAAP.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain Non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these Non-GAAP financial measures can be found in the tables accompanying this press release.

•	GAAP metrics are presented in accordance with Generally Accepted Accounting Principles.

•	Non-GAAP - As reflected in the attached reconciliation table, the definition of Non-GAAP may exclude from operating income, EBITDA, net income and earnings per share restructuring and impairment charges, equity-based compensation expenses, amortization of purchased intangibles, among other items.

EARNINGS WEBCAST/CONFERENCE CALL

The Company will host a live webcast and conference call at 8:30 a.m. ET on Friday, August 9, 2024. You are invited to join a live webcast of the conference call by visiting the "Investors Relations" section of the TTEC website at www.ttec.com. If you are unable to participate during the live webcast, a replay will be available on the TTEC website.

ABOUT TTEC

TTEC (pronounced T-TEC) Holdings, Inc. (NASDAQ:TTEC) is a leading global CX (customer experience) technology and services innovator for AI-enabled digital CX solutions. Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next-gen digital technology, the Company's TTEC Digital business designs, builds, and operates omnichannel contact center technology, CRM, AI and analytics solutions. The Company's TTEC Engage business delivers AI-enabled customer engagement, customer acquisition and growth, tech support, back office, and fraud prevention services. Founded in 1982, the Company's singular obsession with CX excellence has earned it leading client, customer, and employee satisfaction scores across the globe. The Company's approximately 54,000 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com.

FORWARD-LOOKING STATEMENTS

This Earnings Press Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to our operations, expected financial position, results of operation, effective tax rate, cash flow, leverage, liquidity, business strategy, competitive position, demand for our services in international operations, acquisition opportunities and impact of acquisitions, capital allocation and dividends, growth opportunities, spending, capital expenditures and investments, competition and market forecasts, industry trends, our human capital resources, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance.

In this Release when we use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements. Unless otherwise indicated or except where the context otherwise requires, the terms “TTEC,” “the Company,” “we,” “us” and “our” and other similar terms in this report refer to TTEC Holdings, Inc. and its subsidiaries. We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from those expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties, and other factors that affect our business and may cause such differences as outlined in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”) which are available on TTEC’s website www.ttec.com, and on the SEC's public website at www.sec.gov.

Our forward-looking statements speak only as of the date that this release is issued. We undertake no obligation to update them, except as may be required by applicable law. Although we believe that our forward-looking statements are reasonable, they depend on many factors outside of our control and we can provide no assurance that they will prove to be correct.

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TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$534,085	$600,394	$1,110,723	$1,233,680

Operating Expenses:
Cost of services	417,890	464,686	871,708	947,364
Selling, general and administrative	73,726	75,338	148,301	149,348
Depreciation and amortization	25,071	24,946	50,216	50,773
Restructuring charges, net	5,095	1,474	5,344	3,527
Impairment losses	236,716	2,652	236,856	6,959
Total operating expenses	758,498	569,096	1,312,425	1,157,971

(Loss) / Income From Operations	(224,413)	31,298	(201,702)	75,709

Other income (expense), net	(18,229)	(21,439)	(38,111)	(37,011)

(Loss) / Income Before Income Taxes	(242,642)	9,859	(239,813)	38,698

Provision for income taxes	(54,126)	(6,102)	(56,455)	(14,024)

Net (Loss) / Income	(296,768)	3,757	(296,268)	24,674

Net (loss) / income attributable to noncontrolling interest	(2,771)	(2,546)	(5,576)	(4,816)

Net (Loss) / Income Attributable to TTEC Stockholders	$(299,539)	$1,211	$(301,844)	$19,858

Net (Loss) / Income Per Share

Basic	$(6.24)	$0.08	$(6.24)	$0.52
Diluted	$(6.23)	$0.08	$(6.23)	$0.52

Net (Loss) / Income Per Share Attributable to TTEC Stockholders

Basic	$(6.30)	$0.03	$(6.35)	$0.42
Diluted	$(6.29)	$0.03	$(6.34)	$0.42

(Loss) / Income From Operations Margin	(42.0)%	5.2%	(18.2)%	6.1%
Net (Loss) / Income Margin	(55.6)%	0.6%	(26.7)%	2.0%
Net (Loss) / Income Attributable to TTEC Stockholders Margin	(56.1)%	0.2%	(27.2)%	1.6%
Effective Tax Rate	(22.3)%	61.9%	(23.5)%	36.2%

Weighted Average Shares Outstanding
Basic	47,564	47,264	47,498	47,249
Diluted	47,623	47,453	47,585	47,417

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
TTEC Digital	$116,368	$117,585	$228,399	$234,512
TTEC Engage	417,717	482,809	882,324	999,168
Total	$534,085	$600,394	$1,110,723	$1,233,680

(Loss) / Income From Operations
TTEC Digital	$6,008	$7,154	$9,296	$7,939
TTEC Engage	(230,421)	24,144	(210,998)	67,770
Total	$(224,413)	$31,298	$(201,702)	$75,709

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$79,780	$172,747
Accounts receivable, net	381,685	394,868
Prepaids and other current assets	117,081	95,064
Income and other tax receivables	24,872	18,524
Total current assets	603,418	681,203

Property and equipment, net	149,114	191,003
Assets Held for Sale	29,449	-
Operating lease assets	106,185	121,574
Goodwill	573,625	808,988
Other intangibles assets, net	181,338	198,433
Income and other tax receivables, long-term	37,194	44,673
Other assets	112,298	139,724

Total assets	$1,792,621	$2,185,598

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$87,115	$96,577
Accrued employee compensation and benefits	132,824	146,184
Deferred revenue	77,783	81,171
Current operating lease liabilities	35,650	38,271
Other current liabilities	54,284	40,824
Total current liabilities	387,656	403,027

Long-term liabilities:
Line of credit	930,000	995,000
Non-current operating lease liabilities	83,855	96,809
Other long-term liabilities	86,934	75,220
Total long-term liabilities	1,100,789	1,167,029

Equity:
Common stock	476	474
Additional paid in capital	414,728	407,415
Treasury stock	(586,812)	(589,807)
Accumulated other comprehensive income (loss)	(107,581)	(89,876)
Retained earnings	565,738	870,429
Noncontrolling interest	17,627	16,907
Total equity	304,176	615,542

Total liabilities and equity	$1,792,621	$2,185,598

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(296,268)	$24,674
Adjustment to reconcile net (loss) income to net cash provided by operating activities :
Depreciation and amortization	50,216	50,773
Amortization of contract acquisition costs	677	1,158
Amortization of debt issuance costs	985	534
Imputed interest expense and fair value adjustments to contingent consideration	(1,047)	6,762
Provision for credit losses	2,644	1,704
Loss on disposal of assets	1,252	856
Impairment losses	236,856	6,959
Loss on dissolution of subsidiary	-	301
Deferred income taxes	37,148	(10,390)
Excess tax benefit from equity-based awards	1,732	243
Equity-based compensation expense	10,916	9,802
Loss / (gain) on foreign currency derivatives	145	247
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	8,315	14,645
Prepaids and other assets	(10,804)	20,324
Accounts payable and accrued expenses	(996)	43,429
Deferred revenue and other liabilities	(8,126)	(27,072)
Net cash provided by operating activities	33,645	144,949

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	116	28
Purchases of property, plant and equipment	(27,682)	(32,954)
Net cash used in investing activities	(27,566)	(32,926)

Cash flows from financing activities:
Net proceeds from / (repayments of) line of credit	(65,000)	(45,000)
Payments on other debt	(1,379)	(1,217)
Payments of contingent consideration and hold back payments to acquisitions	-	(37,676)
Dividends paid to shareholders	(2,847)	(24,572)
Payments to noncontrolling interest	(4,770)	(5,887)
Tax payments related to the issuance of restricted stock units	(606)	(629)
Payments of debt issuance costs	(1,100)	-
Net cash used in financing activities	(75,702)	(114,981)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(4,612)	1,275

(Decrease) in cash, cash equivalents and restricted cash	(74,235)	(1,683)
Cash, cash equivalents and restricted cash, beginning of period	173,905	167,064
Cash, cash equivalents and restricted cash, end of period	$99,670	$165,381

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$534,085	$600,394	$1,110,723	$1,233,680

Reconciliation of Non-GAAP Income from Operations and EBITDA:

Net (Loss) / Income from Operations	$(224,413)	$31,298	$(201,702)	$75,709
Restructuring charges, net	5,095	1,474	5,344	3,527
Impairment losses	236,716	2,652	236,856	6,959
Cybersecurity incident related impact, net of insurance recovery	-	26	-	(3,210)
Grant income for pandemic relief	-	40	-	40
Property costs not related to operations	872	-	1,905	-
Change in acquisition related obligation	-	483	-	483
Liability related to notifications triggered by labor scheme(1)	(2,275)	-	(2,750)	-
Equity-based compensation expenses	5,104	5,648	10,916	9,802
Amortization of purchased intangibles	8,439	9,007	16,884	18,010

Non-GAAP Income from Operations	$29,538	$50,628	$67,453	$111,320

Non-GAAP Income from Operations Margin	5.5%	8.4%	6.1%	9.0%

Depreciation and amortization	16,210	15,939	32,279	32,763
Changes in acquisition contingent consideration	193	3,584	(1,047)	6,762
Change in escrow balance related to acquisition	-	-	-	625
Loss on dissolution of subsidiary	-	-	-	301
Foreign SS Tax Recovery	(853)	-	(853)	-
Foreign VAT receivable writeoff	-	-	770	-
Foreign exchange loss / (gain), net	(636)	578	556	1,212
Other Income (expense), net	1,788	(3,574)	1,994	(2,919)

Adjusted EBITDA	$46,240	$67,155	$101,152	$150,064

Adjusted EBITDA Margin	8.7%	11.2%	9.1%	12.2%

Reconciliation of Non-GAAP EPS:

Net Income	$(296,768)	$3,757	$(296,268)	$24,674
Add:Asset impairment and restructuring charges	241,811	4,126	242,200	10,486
Add:Equity-based compensation expenses	5,104	5,648	10,916	9,802
Add:Amortization of purchased intangibles	8,439	9,007	16,884	18,010
Add:Cybersecurity incident related impact, net of insurance recovery	-	26	-	(3,210)
Add:Grant income for pandemic relief	-	40	-	40
Add:Change in acquisition related obligation	-	483	-	483
Add:Property costs not related to operations	872	-	1,905	-
Add:Liability related to notifications triggered by labor scheme	(2,275)	-	(2,750)	-
Add:Foreign SS Tax Recovery	(853)	-	(853)	-
Add:Foreign VAT receivable writeoff	-	-	770	-
Add:Changes in acquisition contingent consideration	193	3,584	(1,047)	6,762
Add:Changes in escrow balance related to acquisition	-	-	-	625
Add:Loss on dissolution of subsidiary	-	-	-	301
Add:Foreign exchange loss / (gain), net	(636)	578	556	1,212
Less:Changes in valuation allowance, return to provision adjustments and other, and tax effects of items separately disclosed above	50,748	(1,349)	46,942	(6,384)

Non-GAAP Net Income	$6,635	$25,900	$19,255	$62,801

Diluted shares outstanding	47,623	47,453	47,585	47,417

Non-GAAP EPS	$0.14	$0.55	$0.40	$1.32

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net (loss) / income	$(296,768)	$3,757	$(296,268)	$24,674
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,071	24,946	50,216	50,773
Other	320,971	67,188	279,697	69,502
Net cash provided by operating activities	49,274	95,891	33,645	144,949

Less - Total Cash Capital Expenditures	14,209	19,285	27,682	32,954

Free Cash Flow	$35,065	$76,606	$5,963	$111,995

(1)- For further information, please see discussion in the Risk Factors section of the 2023 Form 10-K filed on February 29, 2024.

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Income from Operations and Adjusted EBITDA by Segment :

	TTEC Engage		TTEC Digital		TTEC Engage		TTEC Digital
	Q2 24	Q2 23	Q2 24	Q2 23	YTD 24	YTD 23	YTD 24	YTD 23
(Loss) / Income from Operations	$(230,421)	$24,144	$6,008	$7,154	$(210,999)	$67,770	$9,297	$7,939
Restructuring charges, net	4,842	801	253	673	5,495	1,793	(151)	1,734
Impairment losses	234,205	2,652	2,511	-	234,345	4,105	2,511	2,854
Cybersecurity incident related impact, net of insurance recovery		26		-		(3,210)	-	-
Grant income for pandemic relief		40		-		40	-	-
Property costs not related to operations	872	-		-	1,905	-	-	-
Change in acquisition related obligation		-		483		-	-	483
Liability related to notifications triggered by labor scheme	(2,275)	-		-	(2,750)	-	-	-
Equity-based compensation expenses	3,264	3,596	1,840	2,052	7,047	6,272	3,869	3,530
Amortization of purchased intangibles	4,101	4,652	4,338	4,355	8,208	9,302	8,676	8,708

Non-GAAP Income from Operations	$14,588	$35,911	$14,950	$14,717	$43,251	$86,072	$24,202	$25,248

Depreciation and amortization	13,534	13,572	2,676	2,367	26,891	27,888	5,388	4,875
Changes in acquisition contingent consideration	193	3,584		-	(1,047)	6,762	-	-
Change in escrow balance related to acquisition	-			-	-	625	-	-
Loss on dissolution of subsidiary	-			-	-	301	-	-
Foreign VAT receivable writeoff	-			-	770		-
Foreign SS Tax Recovery	(853)				(853)
Foreign exchange loss / (gain), net	(585)	411	(51)	167	793	1,112	(238)	100
Other Income (expense), net	1,733	(3,422)	55	(152)	1,777	(2,910)	218	(9)

Adjusted EBITDA	$28,610	$50,056	$17,630	$17,099	$71,582	$119,850	$29,570	$30,214